Exhibit 5

                                 MILLER NASH LLP
                                ATTORNEYS AT LAW
                           3500 U. S. BANCORP TOWER
                            111 S.W. FIFTH AVENUE
                         PORTLAND, OREGON 97204-3699
                            TELEPHONE (503) 224-5858
                            FACSIMILE (503) 224-0155

                                December 5, 2000


Pacific Financial Corporation
300 East Market Street
Aberdeen, Washington  98520

             Subject:   Pacific Financial Corporation
                       Registration Statement on Form S-8

Ladies and Gentlemen:

            Reference is made to the registration statement on Form S-8 ("Registration Statement") to be filed by Pacific Financial Corporation, a Washington corporation (the "Company"), with the Securities and Exchange
Commission for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), 500,000 shares of the Company's common stock, par value $1.00 ("Common Stock"), issuable under the Company's 2000 Stock Incentive Compensation Plan (the "2000 Plan"), together with options and other rights relating thereto, and 77,300 shares of Common Stock issuable pursuant to options granted under The Bank of Grays Harbor Incentive Stock Option Plan (the "Bank Plan").

            We have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, certificates of public officials, and other documents as we have deemed necessary or relevant as a basis for the opinion set forth herein.

            Based on the foregoing, it is our opinion that,

            1. The 2000 Plan has been duly adopted and approved by all necessary corporate action and when options or other rights relating to the 500,000 shares of Common Stock referred to above have been granted in accordance with the 2000 Plan, such options or rights will have been legally issued.

            2. Options for 77,300 shares of Common Stock were legally issued under the Bank Plan and are outstanding as of the date hereof.

            3. The 577,300 shares of Common Stock referred to above have been duly authorized and reserved for issuance.

            4. When up to 577,300 shares of Common Stock are issued and sold by the Company upon exercise of options or issued pursuant to other rights duly granted under the 2000 Plan or the Bank Plan while the Registration Statement is effective, and payment for such shares to the extent and in the manner required by the 2000 Plan or the Bank Plan is received by the Company, such shares will be legally issued, fully paid and nonassessable.

            We consent to the use of this opinion in the Registration Statement and in any amendments thereof. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                Very truly yours,

                               /s/ Miller Nash LLP

                                 MILLER NASH LLP